                                  SCHEDULE 14A

(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[X]Preliminary Proxy Statement

[_]Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

[_]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to rule 14a-11(c) or Rule 14a-12

                      ACCESS WORLDWIDE COMMUNICATIONS, INC.
              -----------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

              -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials:

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid

  (2) Form, Schedule or Registration Statement no.:

  (3) Filing Party:

  (4) Date Filed:

                      ACCESS WORLDWIDE COMMUNICATIONS, INC.
                    ----------------------------------------
                    Notice of Annual Meeting of Stockholders
                             to be held May 19, 2000
                         -------------------------------

Boca Raton, Florida
April 14, 2000

To the Holders of Common Stock of ACCESS WORLDWIDE COMMUNICATIONS, INC.:

     The Annual Meeting of the Stockholders of ACCESS WORLDWIDE COMMUNICATIONS, INC. (the "Company") will be held at the executive offices of the Company at 4950 Blue Lake Drive, Suite 300, Boca Raton, Florida at 10:00 a.m., local time, on Friday, May 19, 2000, to consider and act upon the following matters:

     1. To elect six directors as follows: (a) two directors to serve a three year term, two directors to serve a two year term, and two directors to serve a one year term, or (b) if Proposal 3 is not approved, six directors to serve a one year term;

     2. To approve the selection of PricewaterhouseCoopers LLP as independent auditors;

     3. To approve an amendment to the Restated Certificate of Incorporation to provide for the classification of the Board of Directors and related matters;

     4. To approve an amendment to the Restated Certificate of Incorporation to provide that directors may be removed only for cause and only by the affirmative vote of the holders of eighty percent of the outstanding stock of the Company;

     5. To approve an amendment to the Restated Certificate of Incorporation to eliminate stockholder action by written consent;

     6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on April 1, 2000, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,

Richard Lyew
Secretary

April 14, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, THE BOARD OF DIRECTORS URGES YOU TO, AT YOUR EARLIEST CONVENIENCE, MARK, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT YOUR VOTE CAN BE RECORDED.

                      ACCESS WORLDWIDE COMMUNICATIONS, INC.
                      -------------------------------------
                                 PROXY STATEMENT
                                 ---------------

     This Proxy Statement, which will be mailed commencing on or about April 14, 2000 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Access Worldwide Communications, Inc. (the "Company") for use at the 2000 Annual Meeting of Stockholders (the "Meeting") to be held on May 19, 2000, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive offices are located at 4950 Blue Lake Drive, Suite 300, Boca Raton, Florida.

     Holders of record of issued and outstanding shares of common stock, $.01 par value ("Common Stock"), of the Company, as of April 1, 2000 (the "Record Date") will be entitled to notice of and to vote at the Meeting as described below. On the Record Date, there were issued and outstanding 9,528,478 shares of Common Stock. The Company has no class or series of stock outstanding and entitled to vote at the Meeting other than the Common Stock. Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Meeting.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting or any adjournments thereof. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum.

     Directors of the Company are elected by plurality vote. Adoption of Proposal 2 requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or represented by proxy. For the purpose of determining the vote required for approval of Proposals 1 and 2, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his Proxy to vote the Proxy as to Proposal 1 or 2, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a Proxy's authority will have no effect on the outcome of the vote on the matter. Adoption of Proposals 3, 4 and 5 requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as votes against these proposals. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

     Any Proxy may be revoked at any time before it is exercised by written notice to the Secretary of the Company. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a Proxy will not have the effect of revoking that Proxy unless the stockholder so notifies the Secretary of the Company in writing at any time prior to the voting of the shares represented by the Proxy.

1. ELECTION OF DIRECTORS

     Six directors will be elected at the Meeting. If the stockholders approve Proposal 3 the Board of Directors will be divided into three classes with staggered terms of office. The Nominating Committee has determined that the initial classification of the Board will be as follows: the Class I directors, Peter D. Bewley and Lee H. Edelstein, will serve until date of the 2001 Annual Meeting of Stockholders; the Class II directors, Randall J. Lewis and Shawkat Raslan, will serve until the date of the 2002 Annual Meeting of Stockholders; and the Class III directors, Michael Dinkins and Liam S. Donohue, will serve until the date of the 2003 Annual Meeting of Stockholders. At each Annual Meeting after 2000, directors will be elected to succeed those directors whose terms then expire, and each person so elected will serve for a three-year term. If Proposal 3 is not approved, directors elected at the Meeting will serve until the date of the 2001 Annual Meeting of Stockholders and until their respective successors are duly elected and shall have qualified.

     On August 3, 1999, John H. Foster resigned from the Board of Directors and Michael Dinkins was elected as a Director. Additionally, on August 3, 1999, Douglas Rebak was named to the Board of Directors. Mr. Rebak served until his resignation on December 21, 1999. In August 1999, John Fitzgerald ceased to be a director and Chief Executive Officer of the Company. On February 29, 2000, Stephen F. Nagy resigned as Chairman of the Board and as a member of the Board of Directors. Also, on February 29, 2000, Michael Dinkins was appointed Chairman of the Board of Directors and Randall J. Lewis was nominated to serve as a director.

     It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of the six nominees listed in the following table, unless contrary instructions are given. All of the nominees, other than Mr. Lewis, are presently serving as directors. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in his stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any person named will be unable or will decline to serve. Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.

                                      -3-

                                                                                          Shares of Common
                                                                                            Stock Owned
Name of Nominee and                                                                      Beneficially as of       Percent of
Biographical Information                                                                 March 10, 2000 (1)          Class
------------------------------------------------------------------------------------------------------------------------------
Peter D.  Bewley,  age 53, has been a director of the Company  since May                      21,000 (2)              *
1997.  Mr.  Bewley has been  Senior Vice  President-General  Counsel and
Secretary of The Clorox Company since  February  1998.  From May 1994 to
February  1998,  he was  Senior  Vice  President,  General  Counsel  and
Secretary  of  NovaCare,  Inc.  ("NovaCare"),  a national  clinical  and
technological   leader   in   providing   comprehensive   rehabilitation
services.  Prior to joining  NovaCare,  Mr.  Bewley was  employed  as an attorney  with  Johnson  &  Johnson  for  17  years,  most  recently  as
Associate  General Counsel.  Before that, he served as an associate with the law firm of Wilmer, Cutler & Pickering from 1972 to 1977.

Michael Dinkins, age 46, has been a director,  as well as, President and                      60,500 (3)              *
Chief  Executive  Officer of the Company since August 1999.  Mr. Dinkins had been the Chief  Financial  Officer  since  joining  the  Company  in
1997.   From  1996  to  1997  he  was   President   of  Cadmus   Graphic
Communications  Group  and  from  1993 to 1996  he was  Chief  Financial
Officer  of Cadmus  Communications  Corporation.  From 1976 to 1993,  he
served  in  various  managerial  and  financial  positions  for  General
Electric Company, Inc.

Liam S.  Donohue,  age 33,  has been a  director  of the  Company  since                       9,200 (4)              *
December  1996.  Mr.  Donohue  is a  founding  partner  of  DHM  Arcadia
Partners,  a private equity fund  investing in the for-profit  education and  training  industry.  From 1995  through  1998,  Mr.  Donohue  was a principal of Foster Management  Company, an investment advisor. In 1994, he was an  Associate  of Salomon  Brothers  Corporate  Finance  Group in
London.  From 1989 to 1993,  he was an  Associate  with Booz,  Allen and
Hamilton,  Inc.'s International  Environmental Management Practice where he started Booz, Allen's office in Budapest, Hungary.

                                                                                          Shares of Common
                                                                                            Stock Owned
Name of Nominee and                                                                      Beneficially as of       Percent of
Biographical Information                                                                 March 10, 2000 (1)          Class
------------------------------------------------------------------------------------------------------------------------------
Lee H.  Edelstein,  age 52, has been a  director  of the  Company  since                      52,000 (5)           *
October  1997.  Mr.  Edelstein  is the  President of LHE  Consulting,  a
business  consulting  firm. From January 1997 to May 1999, Mr. Edelstein was President of the TMS Professional  Markets Group of the Company.  In
1992, he founded TMS, a pharmaceutical  and healthcare  direct marketing and teleservices  company acquired by the Company in January 1997. Prior to founding  TMS,  Mr.  Edelstein  worked for Goldline  Laboratories,  a division of IVAX  Corp.,  for 11 years in various  management  positions including  Operations Manager,  Director of Marketing and Vice President
of Marketing and Business Development.

Randall J. Lewis,  age 37,  has been nominated to serve as a Director of                             -0-           -
the  Company.  Since  1999,  Mr.  Lewis  has  served as  Executive  Vice
President  and  Chief  Auditor  of  Wells  Fargo  & Co.,  a  diversified financial  services company with over $200 billion in assets.  From July
1997 to November 1999,  Mr.  Lewis served as Vice President of Corporate
Development of Wells Fargo & Co. Prior to joining Wells Fargo, he served as Chief Financial Officer for GE Capital  Consumer  Financial Services.
From 1984 to 1997,  Mr. Lewis held various finance and operations  posi-
tions primarily with General Electric's financial services subsidiary GE
Capital Corporation.

Shawkat  Raslan,  age 48, has been a director of the  Company  since May                       10,000(6)           *
1997.  Since June 1983,  Mr.  Raslan has served as  President  and Chief
Executive Officer of International  Resources  Holdings,  Inc., an asset management and investment  advisory service for  international  clients.
Prior  thereto,  he served as Vice President of Trans Arabian Investment
Bank  in  Bahrain from 1980 to 1983. From 1976 to 1980, Mr. Raslan was a liaison  officer  and  engineer for Turner International in New York. He currently serves as a director of Integra, Inc.

 --------
 * Less than one percent.

(1) As of March 10, 2000, each director had sole voting and investment power with respect to all shares shown in the table as beneficially owned by him, except as indicated below.
(2) Includes 10,000 shares of Common Stock presently issuable upon exercise of options.
(3) Includes 55,000 shares of Common Stock presently issuable upon exercise of options.
(4) Includes 7,000 shares of Common Stock presently issuable upon exercise of options.
(5) Includes 2,000 shares of Common Stock presently issuable upon exercise of options.
(6) Consists of 10,000 shares of Common Stock presently issuable upon exercise of options.

     During the fiscal year ended December 31, 1999, the Board of Directors of the Company met 10 times. The Board of Directors also acted by means of unanimous written consent on two occasions during 1999. All of the incumbent directors attended at least 75% of the meetings of the Board of Directors and meetings of any committees of the Board on which such person served which were held during the time that such person served.

     The Board has a Compensation Committee, an Audit Committee, a Capital and Finance Committee and a Nominating Committee. The members of the Compensation Committee are Shawkat Raslan, Peter D. Bewley and Liam S. Donohue. The Compensation Committee has a Stock Option Subcommittee. The members of the Stock Option Subcommittee are Peter D. Bewley and Shawkat Raslan. The Compensation Committee makes recommendations to the full Board as to the compensation of senior management. The Stock Option Subcommittee administers the Company's Stock Option Plan and determines the persons who are to receive options, the number of shares subject to each option and the terms, including the exercise price, of such options. The Compensation Committee met three times in 1999. The Stock Option Subcommittee met one time in 1999.

     The members of the Audit Committee are Peter D. Bewley, Liam S. Donohue and Shawkat Raslan. The Audit Committee acts as a liaison between the Board and the independent accountants and annually recommends to the Board the appointment of the independent accountants. The Audit Committee reviews with the independent accountants the planning and scope of the audits of the financial statements, the results of those audits and the adequacy of internal accounting controls and monitors other corporate and financial policies. The Audit Committee met five times during 1999 and met in early 2000 to review the results of the Company's 1999 audit.

     The members of the Capital and Finance Committee are Liam S. Donohue and Lee H. Edelstein. This committee was formerly known as the Acquisition Committee and is authorized to approve acquisitions of businesses having an aggregate purchase price of less than $5,000,000. This committee has been further authorized to explore and recommend various forms of financing and capital facilities. The Capital and Finance Committee did not meet in 1999.

     The members of the Nominating Committee are Lee H. Edelstein, Peter D. Bewley and Michael Dinkins. The Nominating Committee is authorized to review, approve and recommend persons for election as directors. The Nominating Committee did not meet during 1999. It will consider nominations by stockholders which should be submitted in writing to the Chairman of the Committee addressed in care of Secretary, Access Worldwide Communications, Inc., 4950 Blue Lake Drive, Suite 300, Boca Raton, Florida 33431.

     Article Sixth of the Restated Certificate of Incorporation of the Company provides that the Company shall indemnify and hold harmless any director, officer, employee or agent of the Company from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Company, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

     Article Eleventh of the Restated Certificate of Incorporation of the Company contains a provision which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case in which the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law, or obtained an improper personal benefit.

Compensation of Directors

     During the fiscal year the Company initiated a program of compensation for outside Board members. Non-management directors receive an annual fee of $15,000. Also, Directors of the Company, not including the Chairman, receive fees of $1,000 for each meeting attended in person and $500 for each meeting attended via teleconference. The Chairman receives $2,000 per meeting attended in person and $1,000 per meeting attended via teleconference. As an employee, the current Chairman, Mr. Dinkins is not compensated for his service on the Board. Additionally, Directors are reimbursed for out-of-pocket expenses related to their duties.

     During the past fiscal year, Mr. Dinkins was granted options as set forth below under "Executive Compensation." Also, Peter D. Bewley, Liam S. Donohue and Shawkat Raslan were each granted options to purchase 20,000 shares of Common Stock of the Company. Such options were granted with an exercise price equal to the market price of the Common Stock on the date of grant and become exercisable in eight equal quarterly installments, starting December 31, 1999 and ending September 30, 2001.

     No family relationships exist between any of the directors and officers of the Company.

Executive Compensation

     The following table sets forth information for the fiscal years ended December 31, 1999, December 31, 1998, and December 31, 1997, concerning the compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the

Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                               Annual Compensation                                               Long Term Compensation Award
Name and Principal Position                                                Other Annual         Stock              All Other
                             Year           Salary ($)       Bonus ($)     Compensation        Options          Compensation (1)
--------------------------------------------------------------------------------------------------------------------------------
Michael Dinkins, President   1999            $300,000               -             -            200,000                $9,500
and Chief Executive          1998             200,000          80,000             -             75,000                39,367
Officer (2)                  1997              62,563          25,000             -            100,000                     -

John Fitzgerald, President   1999             225,000               0             -                  -                 1,121
and Chief Executive          1998             300,000         150,000             -             75,000                 1,494
Officer (3)                  1997             191,125          93,750             -            100,000                     -

Ann Holmes, President AM     1999             300,000               -             -                  -                     -
Medica (4)                   1998              50,000               -             -                  -                     -
                             1997                   -               -             -                  -                     -

Robert Regazzi, Senior       1999             200,000          20,000             -              2,000                     -
Vice President (5)           1998              37,500          10,000             -             50,000                     -
                             1997                   -               -             -                                  -

Bernie Tronel, Senior Vice   1999             175,000          30,000             -                  -                50,000
President(6)                 1998                   -               -             -                  -                     -
                             1997                   -               -             -                  -                     -

Joseph Macaluso, Executive   1999             200,000               -             -              2,000                 8,400
Vice President of Sales      1998             150,000               -             -                  -                 8,400
                             1997             150,000               -             -                  -                 8,400

(1) Includes contributions made by the Company on behalf of the named executive officers to the Company's 401(k) Plan and a term life/disability insurance plan and other benefits such as reimbursement for moving costs, car allowances, etc.
(2) Mr. Dinkins was appointed President and Chief Executive Officer in August of 1999.
(3)  Mr. Fitzgerald ceased to be employed by the Company in August of 1999.
(4)  Hired October 24, 1998.
(5)  Hired September 1, 1998.
(6)  Hired February 22, 1999.

     The following table sets forth the grants of stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1999. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the exercise price of the options during the full terms of the options. No gain to the optionees is possible without an increase in stock price that will benefit all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercises and holdings of Common Stock are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                     Option Grants in the Fiscal Year Ended
                               December 31, 1999
                               -----------------

                                                                                           Potential Realizable
                                                                                          Value at Assumed Annual
                                                                                           Rates of Stock Price
                                                                                             Appreciation for
                                 Individual Grants                                              Option Term
                                 -----------------                                              -----------
                                                           % of Granted
                                               No. of       to Employees   Exercise
                                              Options        in Fiscal     Price ($   Expiration
                  Name                        Granted          Year       Per Share      Date         5%         10%
----------------------------------------------------------------------------------------------------------------------
Michael Dinkins, President and Chief          200,000         44.45%        $2.313       8/3/09    $290,927    $737,265
Executive Officer
Robert Regazzi, Senior Vice President           2,000          0.45%         $1.25      10/7/09      $1,572      $3,984
Joseph Macaluso, Executive Vice                 2,000          0.45%         $1.25      10/7/09      $1,572      $3,984
President - Sales

     The following table sets forth the number and value, net of exercise price, of shares of Common Stock acquired upon exercise of options on the date of exercise by the executive officers named in the Summary Compensation Table during the past fiscal year, and the number and value of options held by such executive officers at December 31, 1999.

                  Aggregate Option Exercises in the Fiscal Year
            Ended December 31, 1999 and Fiscal Year End Option Values


                                                                   Number of Unexercised
                                                                   Securities Underlying         Value of Unexercised In-
                                                                        Options at                   the Money Options
                                                                     December 31, 1999           at December 31, 1999(1)
                                            Shares
                                         Acquired on       Value
               Name                        Exercise      Realized   Exercisable    Unexercisable    Exercisable     Unexercisable
---------------------------------------------------------------------------------------------------------------------------------
Michael Dinkins, President and                  0            0        55,000           305,000            $0           $14,000
Chief Executive Officer
Robert Regazzi, Senior Vice                     0            0        10,000            42,000             0             2,260
President
Joseph Macaluso, Executive Vice                 0            0         4,800             9,200             0             2,260
President - Sales

--------
(1) In-the-money options are those where the fair market value of the underlying Common Stock exceeds the exercise price thereof. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the options from the aggregate year-end market value of the underlying Common Stock.

Employment Arrangements

     The Company has entered into employment agreements with various executive officers. These agreements provide that the Company will employ each such executive officer on an "at will" basis and generally include certain non-competition agreements, confidentiality commitments, non-solicitation of employee provisions and assignment of work product agreements. Set forth below is a description of the terms of the employment arrangements with named executive officers of the Company based on their 1999 annual salary.

     Michael Dinkins entered into an employment agreement with the Company effective July 29, 1999, which provides for Mr. Dinkins to serve as the President and Chief Executive Officer of the Company and to receive an annual base salary of $300,000. In addition, Mr. Dinkins is eligible for merit increases as determined by the Compensation Committee of the Board of Directors for the year ended December 31, 1999. He is also eligible to receive an annual bonus of up to 50% of his annual base salary based upon the achievement of certain quantitative and qualitative goals. Additionally, for the year ended December 31, 2000, in the event that the Company exceeds the earnings before interest, taxes, depreciation, and amortization ("EBITDA") target set by the Compensation Committee Mr. Dinkins' bonus opportunity will be equal to 100% of his base salary. If Mr. Dinkins' employment is terminated by the Company for "cause," he is entitled to receive all salary accrued to the effective date of termination and not theretofore paid to him. If Mr. Dinkins' employment is terminated without "cause" during the term of his employment agreement, he is entitled to severance pay equal to 1.0 times his base salary through December 31, 2000. This amount increases to 1.1 times the base if such a termination occurs anytime from January 2001 to December 2001 and thereafter increases by increments of 0.1 for each subsequent year with a maximum severance benefit of
1.5 times. Additionally, if Mr. Dinkins' employment is terminated without cause he shall receive a pro rata share of his bonus opportunity.

     Ann Holmes entered into an employment agreement with the Company effective October 24, 1998, to be the President of the A M Medica Communications Group of the Company. Ms. Holmes is to receive a base salary of $300,000 per year with a minimum bonus opportunity of up to $60,000 based upon achievement of certain performance objectives established annually by the President of the Company. If Ms. Holmes' employment is terminated by the Company for "cause" or in certain cases with notice from the Company, upon disability, she is entitled to receive all salary accrued to the effective date of termination and not theretofore paid to her. If Ms. Holmes' employment is terminated without cause, she is entitled to receive her then current salary payable in the same periodic installments until the earlier of the then scheduled expiration of the term of the contract or two years following the date of such termination.

     Joseph Macaluso entered into an employment agreement with the Company effective September 23, 1999, which provides for Mr. Macaluso to serve as the Executive Vice President of Sales and to receive an annual base salary of $200,000. In addition, Mr. Macaluso is eligible for merit increases as determined by the discretion of the Board of Directors and is also eligible for annual commissions of 30% of his annual base salary. Furthermore, Mr. Macaluso is eligible for an annual bounus based upon the achievement of certain quantitative goals. If Mr. Macaluso's employment is terminated by the Company for "cause" or, in certain cases with notice from the Company, upon disability, he is entitled to receive all salary accrued to the effective date of termination and not theretofore paid to him. If Mr. Macaluso's employment is terminated without cause, he is entitled to severance pay equal to the greater of 1.0 times his base salary in effect immediately prior to the termination until December 31, 2001, or the continuation of the base salary until December 31, 2001 including a pro rata share of his bonus and commission, if earned.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee reviews and makes recommendations regarding the compensation for executive officers and other key employees of the Company, including salaries and bonuses. No member of the Compensation Committee is an executive of the Company. The current members of the Compensation Committee of the Board of Directors of the Company for fiscal 1999 are Shawkat Raslan, Peter
D. Bewley and Liam S. Donohue.

                                PERFORMANCE GRAPH

The following performance graph compares the cumulative total shareholder return on the Company's Common Stock to the Nasdaq Stock Market (U.S.) Index and to its peer group of four publicly traded companies engaged in contract research and outsourcing for the pharmaceutical industry (the "Peer Group Index") for the period commencing February 13, 1998 (the first date that the Company's Common Stock became publicly traded) and ending December 31, 1999. The graph assumes that $100 was invested in each of the Company's Common Stock, the Nasdaq Stock Market (U.S.) Index and the companies listed in the Peer Group Index (on a weighted market value basis) and that any dividends were reinvested. The members of the Peer Group Index are Applied Analytical Industries, Inc., Boron, LePore & Associates, Inc., Parexel International Corporation and Snyder Communications, Inc.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                  AMONG ACCESS WORLDWIDE COMMUNICATIONS, INC.,
              THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

                                    [GRAPH]

* $100 INVESTED ON 02/13/1998 IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.

                                                          2/13/1998             12/31/1998              12/31/1999
                                                          ---------             ----------              ----------
NASDAQ National Market (US) Index                           $100                   $159                    $326
Peer Group Index                                             100                    88                      29
Access Worldwide Communications, Inc                         100                    70                      20

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The report of the Compensation Committee documents the Committee's policies regarding executive officer compensation. The Company's philosophy and objectives in setting compensation are (i) to offer levels of compensation which are competitive with those offered by other companies in similar businesses;
(ii) to compensate executives based on each executive's level of responsibility and contribution to the Company's business goals; (iii) to link compensation with the Company's financial performance; and (iv) to align the interests of the Company's executives with the interests of the Company's stockholders.

     Base Salary. Base salary is determined by level of responsibility, individual performance and Company performance, as well as by the need to provide a competitive package that allows the Company to retain key executives. After reviewing individual and Company performance and market studies on salaries at other companies of similar size, the Chief Executive Officer makes recommendations to the Compensation Committee concerning officers' salaries, other than his own. The Compensation Committee reviews and, with any changes it deems appropriate, approves these recommendations. Using the same review process, the Compensation Committee makes decisions pertaining to the Chief Executive Officer's salary.

     Executive Bonuses. Executive bonuses provide the opportunity for executive officers to earn additional compensation by achieving specific performance goals. The Company will pay a percentage of each participant's annual base salary as an annual bonus, provided the Company achieves specific performance objectives. These objectives are established by the Board of Directors of the Company in consultation with such executive officers.

     Stock Options. The Company periodically grants stock options to its executive officers and other key employees. The primary purpose of stock option grants is to align the interests of the Company's executive officers more closely with the interests of the Company's stockholders by offering the executives an opportunity to benefit from increases in the market price of the Company's Common Stock. Stock options provide long-term incentives that have enabled the Company to attract and retain key employees by encouraging their ownership of Common Stock. The stock option plans are administered by the Stock Option Subcommittee of the Compensation Committee, which determines the persons who are to receive options and the number of shares to be subject to each option. In selecting individuals for options and determining the terms thereof, the Stock Option Subcommittee may take into consideration any factors it deems relevant, including present and potential contributions to the success of the Company.

     Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of compensation exceeding $1 million to each of the Company's Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation meeting the requirements promulgated by the Internal Revenue Service under Section 162(m) will not be subject to the deduction limit. The Company intends to qualify its executive compensation arrangements to comply with such requirements.

                 COMPENSATION COMMITTEE OFTHE BOARD OF DIRECTORS

                    Shawkat Raslan
                    Peter D. Bewley
                    Liam S. Donohue

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on a review of copies of such reports furnished and confirmations that no other reports were required during the fiscal year ended December 31, 1999, its directors, executive officers and greater than ten percent stockholders complied with all Section 16(a) filing requirements.

                              CERTAIN TRANSACTIONS

     In May 1999, Lee H. Edelstein resigned as President of TMS Professional Markets Group ("TMS"). On June 24, 1999, Mr. Edelstein entered into a consulting agreement with the Company that requires him to devote 20% of his business time (not less than four days per month) to provide services on behalf of the Company. These services include consulting with the management of the Company, assisting with client relationships and all other projects and assignments as agreed upon between the Chief Executive Officer and Mr. Edelstein. The consulting agreement calls for Mr. Edelstein to be compensated $25,000 per annum from the effective date through December 31, 1999, and $50,000 per annum for the twelve months ended December 31, 2000. Either party may terminate this Agreement with written notice upon a breach.

     Mr. Edelstein was a stockholder of TMS, substantially all of the assets of which a subsidiary of the Company acquired in January 1997. In consideration for such assets, such subsidiary paid to TMS $6.5 million in cash, issued three-year 6% subordinated promissory note of such subsidiary in the principal amount of $1,300,000 and agreed to pay to Mr. Edelstein certain additional contingent payments of cash and Common Stock of such subsidiary payable over a three-year period dependent upon the achievement of certain financial and operational goals.

     In September 1997, the Company acquired all of the outstanding capital stock of Hispanic Market Connections, Inc. In consideration for such stock, the Company paid to Isabel Valdes, President of the Cultural Access Group of the Company, $1.5 million in cash and issued a three year, 6.5% subordinated promissory note in the principal amount of $240,000. In addition, the Company agreed to pay Ms. Valdes certain additional contingent payments of cash and Common Stock over a period of three years dependent upon the achievement of certain financial and operational goals.

     On October 24, 1998, the Company acquired all of the outstanding capital stock of A M Medica Communications Ltd. ("A M Medica"). In consideration for such stock, the Company paid to Ann Holmes, President of the A M Medica Communications Group of the Company, $22.0 million in cash, 122,045 shares of Common Stock, and a three year 6.5% subordinated promissory note in the principal amount of $5.5 million. In addition, the Company agreed to pay Ms. Holmes certain additional payments of cash and Common Stock over a five-year period dependent upon the achievement of certain financial and operational goals. Pursuant to the various agreements incident to the Company's acquisition of A M Medica, if certain principal payments are not made, then after six months and upon written notice, Ann Homes may terminate her employment with the company and/or be released from various covenants not to compete. On October 26, 1999, Ms. Holmes notified the Company that a payment had not been made as required under the note and that she was waiving none of her rights under the applicable agreements.

     The purchase price with respect to each of the acquisitions described above was determined by arms-length negotiations based upon the sale price of comparable companies. The Company believes that the terms of the other transactions with affiliated persons described above are no less favorable to the Company than the Company could have obtained from non-affiliated parties.

                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     To the knowledge of the Board of Directors no stockholders (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") beneficially owned more than five percent of the Common Stock as of March 10, 2000. The respective shareholdings of each executive officer named in the Summary Compensation Table of the Company (except for Michael Dinkins who is listed under "Election of Directors") and all directors and officers as a group, as of March 10, 2000, (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                                                     Shares of Common Stock
              Name and Address                                         Beneficially Owned                       Percent of Class
--------------------------------------------------------------------------------------------------------------------------------
Ann Holmes,                                                                347,238                                   3.6%
   President - AM Medica
Joseph Macaluso                                                             98,000                                   1.0%
   Executive Vice President - Sales
Robert Regazzi                                                              30,000 (1)                                   *
   Senior Vice President   -
Bernie Tronel                                                                2,000 (2)                                   *
   Senior Vice President   -
All directors and executive                                                654,238 (3)                                6.8%
   Offers as a group
   (fifteen persons)

* Less than one percent.
(1) Includes 10,000 shares of Common Stock presently issuable upon exercise of options.
(2) Consists of 2,000 shares of Common Stock presently issuable upon exercise of options.
(3) Includes 120,200 shares of Common Stock presently issuable upon exercise of options.

2. RATIFICATION OF SELECTION INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company has selected
PricewaterhouseCoopers LLP to serve as independent accountants for the Company for the fiscal year ending December 31, 2000. Such firm has examined the financial statements of the Company since the Company's inception. The Board of Directors considers PricewaterhouseCoopers LLP to be eminently qualified.

     Although it is not required to do so, the Board of Directors is submitting its selection of the Company's accountants for ratification at the Meeting in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO EXAMINE THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed in such Proxy.

     A representative of PricewaterhouseCoopers LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION: PROPOSALS 3, 4, and 5

     The Board of Directors has voted to authorize amendments to Article Fifth of the Company's Restated Certificate of Incorporation and to recommend such proposed amendments to the stockholders for adoption.

     The proposed amendments are: (i) to provide for the classification of the Board of Directors ("Proposal 3"); (ii) to provide that directors may be removed only for cause and only by the vote of the holders of eighty percent of the outstanding stock of the Company ("Proposal 4"); and (iii) to eliminate stockholder action by written consent ("Proposal 5").

     Although these proposals individually and together with other provisions already present in the Company's Restated Certificate of Incorporation and bylaws may have the effect of discouraging a holder of a large block of the Company's securities from attempting a merger, tender offer, proxy contest, or other assumption of control with or for the Company or the removal of incumbent management, the Company is not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of the Common Stock, and the proposed amendments to the Company's Restated Certificate of Incorporation are not in response to any specific effort to do so.

3. APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR CLASSIFICATION OF THE BOARD OF DIRECTORS.

     The Board of Directors has approved an amendment to Article Fifth of the Company's Restated Certificate of Incorporation to provide that the Board of Directors be divided into three classes of directors serving staggered three year terms. Currently, directors are elected annually to serve one year terms. Proposal 3 also contains related provisions concerning the size of the Board and the filling of vacancies.

     If Proposal 3 is adopted by the stockholders, Article Fifth of the Restated Certificate of Incorporation will be amended to read as follows:

               Section 1. Number of Directors. The number of Directors of this Corporation shall be not less than three (3). The exact number of directors shall be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation, and may be increased or decreased as therein provided.

               Section 2. Number and Classification of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2001 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2002 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 2003 annual meeting of stockholders. At each meeting of stockholders beginning in 2001, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office until the next election of directors of such class by the stockholders, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the annual meeting for the year in which their terms expires and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director elected to fill a vacancy shall hold office until the next election of directors of such class by the stockholders.

     Proposal 3 provides for three classes of directors, each consisting as nearly as possible of one-third of the Board and for one-third of the Board to be elected each year. However, members of all three classes would be elected initially at the Meeting. If Proposal 3 is approved and the slate of six directors proposed for election at the Meeting is elected, they would be elected in three separate classes as follows: two "Class I Directors" would be elected for a term expiring at the 2001 Annual Meeting; two "Class II Directors" would be elected for a term expiring at the 2002 Annual Meeting; and two "Class III Directors" would be elected for a term expiring at the 2003 Annual Meeting. At each annual meeting after the Meeting, only directors of the class whose term is expiring would be voted upon, and upon election each such director would serve a three-year term.

     Under Proposal 3, the Board of Directors would be empowered to determine from time to time the size of the Board of Directors, but in no event could they determine to have a Board consisting of less than three directors. The total number of directors and the number of directors constituting each class of directors (with each of three classes being as nearly equal as possible) could be fixed or changed from time to time by the Board of Directors subject to the three director minimum. Currently, the Company's Restated Certificate of Incorporation provides that the number of directors of the Company shall be fixed by the by-laws, and the by-laws provide that the number shall never be less than three or more than twelve.

     Subject to Delaware law, Proposal 3 expressly delegates to incumbent directors sole power to fill vacancies whether occurring by an increase in the number of directors or otherwise. A director elected to fill a vacancy would hold office for the unexpired portion of the term of the director who was being replaced. A director elected to fill a newly created directorship would hold office until the next election for the class to which that director was elected. If the size of the Board is increased, the additional directors would be apportioned among the three classes of directors to keep all such classes as nearly equal as possible. Pursuant to Delaware law, directors serving on a classified board may be removed only for cause.

     If Proposal 3 is approved, Board of Directors plans to adopt various conforming amendments to the Company's by-laws, including repeal of the provision limiting the number of directors at 12.

     The Board of Directors believes that the adoption of Proposal 3 is advantageous to the Company and its stockholders for a number of reasons. Public companies are potentially subject to attempts by various individuals and entities to acquire significant minority positions in the company with the intent either of obtaining actual control of the company by electing their own slate of directors, or of achieving some other goal, such as the repurchase of their shares by the company at a premium. Public companies also are potentially subject to inadequately priced or coercive bids for control through majority share ownership. These prospective acquirers may be in a position to elect a company's entire board of directors through proxy contest or otherwise, even though they do not own a majority of the company's then outstanding shares at the time. If Proposal 3 is approved, a majority of the Company's directors could not be removed by such persons until two annual meetings of stockholders have occurred, unless such removal was for cause and the requisite vote was obtained. By providing this additional time to the Board of Directors and eliminating the possibility of rapid removal of the Board, the directors of the Company will have the necessary time to most effectively satisfy their responsibility to the

Company's stockholders to evaluate any proposal and to assess and develop alternatives without the pressure created by the threat of imminent removal. In addition, providing that directors will serve three year terms rather than one year terms, will enhance continuity and stability in the composition of the Company's Board of Directors and in the policies formulated by the Board. The Board believes that this will permit it more effectively to represent the interests of all stockholders, including responding to demands or actions by any stockholder or group. Proposal 3 may discourage potential purchasers because its provisions would operate to delay the purchaser's ability to obtain control of the Board of Directors, since it will generally take a purchaser two annual meetings of stockholders to elect a majority of the Board.

     The Board has no knowledge of any present effort to gain control of the Company or to organize a proxy contest. However, the Board believes that adopting Proposal 3 is prudent, advantageous and in the best interests of stockholders because it will give the Board more time to fulfill its responsibilities to stockholders and, it will provide greater assurance of continuity and stability in the composition and policies of the Board of Directors. The Board also believes such advantages outweigh any disadvantage relating to discouraging potential acquirers from attempting to obtain control of the Company.

     Approval of Proposal 3 requires and affirmative vote of holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote in person or by proxy at the Annual Meeting. THE BOARD OF DIRECTORS BELIEVES THAT PROPOSAL 3 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 3.
                                               ---

4. APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT DIRECTORS MAY BE REMOVED ONLY FOR CAUSE AND ONLY BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF EIGHTY PERCENT OF THE OUTSTANDING STOCK OF THE COMPANY.

     The Board of Directors proposes to further amend Article Fifth of the Company's Restated Certificate of Incorporation to add a new provision to permit a director to be removed, but only for cause and only by the affirmative vote of the holders of eighty percent of the outstanding stock of the Company. If Proposal 4 is adopted by the stockholders, Article Fifth of the Restated Certificate of Incorporation will be amended to read as follows:

               Section 3. Removal of Directors. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of eighty percent (80%) of the outstanding stock of the Corporation.

     Under the existing by-laws, at any meeting of stockholders of the Company, called for any purpose, the holders of a majority of the shares of capital stock of the Company entitled to vote at such meeting may remove from office with or without cause, any or all of the directors. Under Delaware law, adoption of Proposal 3, requiring classification of the board, would automatically mean (unless otherwise specified) that directors could only be removed for cause. If Proposal 4 is approved, the directors may be removed only for cause AND by the affirmative vote of the holders of eighty percent (80%) of the then outstanding stock of the Company then entitled to vote generally in the election of directors. In addition under Delaware law, if Proposal 4 is adopted, only the holders of 80% of the outstanding stock of the Company could alter, amend or repeal such a section of the Restated Certificate of Incorporation.

     While the acts or omissions which constitute "cause" have not been conclusively established by the Delaware courts, actions such as embezzlement, disclosure of trade secrets, or other violations of fiduciary duty have been found to constitute cause for removal. Courts have also indicated that a stockholder's desire to take over management of a company or a director's failure to cooperate in management's plans for a company do not constitute cause for removal.

     In conjunction with the Company's proposed classified Board of Directors (assuming Proposal 3 is approved), the proposed amendment should render more difficult and could discourage an attempt by a stockholder or group of stockholders to acquire control of the Company without the approval of the Company's management. The proposed amendment would make it impossible for someone who acquires voting control of the Company to immediately remove the incumbent directors who may oppose such person simply for purposes of replacing them with more friendly directors, and would instead require such a person, in the absence of proving "cause," to replace incumbent directors as their terms expire over a period of up to three years. The proposed amendment could have the effect of delaying an ultimate change in existing management which might be desired by a majority of the stockholders.

     The proposed amendment is in accordance with Delaware law, which provides that when a corporation has a classified Board of Directors, directors may be removed by stockholders only for cause unless the restated certificate of incorporation provides otherwise. However, if the stockholders approve this amendment, then directors could be removed only for cause, regardless of whether stockholders separately approve the proposal to classify the Board of Directors. If Proposal 4 is adopted it would mean that directors could not be removed except for cause and except upon the affirmative vote of at least 80% of the shares of the capital stock entitled to vote thereon. Such a vote could be difficult to obtain. However, the Board of Directors believes that it is in the best interests of the Company to ensure that the directors are not removed from office by stockholder action except as a result of such a determination by the holders of more than a simple majority of the Company's shares entitled to vote on such matter.

     If the stockholders approve Proposal 4, the Board of Directors plans to adopt various conforming amendments to the Company's by-laws. In the event that the proposal to provide for classification of the Company's Board of Directors is not approved, proposed Section 3 of Article Fifth would be renumbered and included in the Company's Restated Certificate of Incorporation as Article Twelfth. Stockholder approval of Proposal 4 shall be deemed approval of such renumbering.

     Approval of Proposal 4 requires an affirmative vote of holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote in person or by proxy at the Annual Meeting. THE BOARD OF DIRECTORS BELIEVES THAT PROPOSAL 4 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 4.
                                               ---

5. APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE STOCKHOLDER ACTION BY WRITTEN CONSENT.

     The Board of Directors proposes to further amend Article Fifth of the Company's Restated Certificate of Incorporation to add a new provision to require that stockholder action must be taken only at an annual or special meeting of stockholders and to prohibit stockholder action by written consent.

     If Proposal 5 is adopted by the stockholders, Article Fifth of the Restated Certificate of Incorporation will be amended to read as follows:

               Section 4. Prohibition on Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by a consent in writing by such holders.

     Under Delaware law, any actions required or permitted to be taken by stockholders may be taken (unless a company's certificate of incorporation otherwise provides) without a meeting, without prior notice and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of stock having the requisite number of votes. The Company's Restated Certificate of Incorporation currently does not prohibit stockholder action by written consent and the Company's by-laws currently provide that stockholder action may be taken by written consent. Consequently, unless Proposal 5 is approved, persons holding a majority interest in the Company could take significant corporate action without giving all other stockholders notice or the opportunity to vote. If Proposal 5 is approved by the stockholders, the Board of Directors plans to adopt various conforming amendments to the Company's by-laws, including an amendment that eliminates the article in the by-laws providing for action by written consent. Depending on whether Proposal 3 and/or Proposal 4 are approved, or not, Section 4 of Article Fifth (as set forth above) would be renumbered and included in the Company's Restated Certificate of Incorporation as Article Twelfth or Article Thirteenth, as applicable. Stockholder approval of Proposal 5 shall be deemed approval of such renumbering.

     The Board of Directors believes that the approval of Proposal 5 is advantageous to the Company and its stockholders. The provision of Proposal 5 prohibiting stockholder action by written consent would give all stockholders in the Company, entitled to vote on a particular matter, notice of and the opportunity to participate in the determination of any proposed action on such matter and the chance to take judicial or other action to protect their interests.

     In addition the Board of Directors believes that this change to eliminate stockholder action by written consent is desirable to avoid untimely action in a context that might not permit stockholders to have the full benefit of the knowledge, advice and participation of the Company's management and Board of Directors. In the event of a proposed acquisition of the Company, the Board of Directors believes that the interests of the stockholders will best be served by a transaction that results from negotiations based on careful consideration of the proposed terms. Although there can be no certainty as to the result of any particular negotiations, the Board believes that the intended effect of Proposal 5 of promoting negotiations concerning any proposed acquisition of the Company, with bargaining power in the Board of Directors, will be in the long-term interests of the Company and its stockholders.

     However, any provision in the Company's Restated Certificate of Incorporation which effectively requires a potential acquirer to negotiate with the Company's management and Board of Directors could be characterized as increasing management's and the board's ability to retain their positions with the Company and to resist a transaction which may be deemed advantageous by certain stockholders.

     The elimination of action by written consent may deter acquisitions of the Company's stock and may delay, deter or impede stockholder action not approved by the Board of Directors. Such actions may include stockholder attempts to control the Board, unsolicited tender offers or the other efforts to acquire control of the Company. Proposal 5 may impede or delay, at least until the next regularly scheduled annual meeting (and, if the proposal to adopt a classified Board of Directors is approve, beyond such meeting), the initiation or consummation of business transactions, such as reorganizations, mergers, or recapitalizations, which are opposed by the Board of Directors even though sought by a majority of the stockholders.

     Approval of Proposal 5 requires and affirmative vote of holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote in person or by proxy at the Annual Meeting. THE BOARD OF DIRECTORS BELIEVES THAT PROPOSAL 5 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 5.
                                               ---

6. OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                  MISCELLANEOUS

     All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and employees of the Company and its subsidiaries personally, or by mail, telephone or telecopier, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

     It is important that Proxies be returned promptly. Whether or not you expect to attend the meeting in person, the Board of Directors urges you to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your votes can be recorded.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2001 Annual Meeting of Stockholders of the Company must be received by the Company by December 13, 2000, in order to be considered for inclusion in the Company's Proxy Statement relating to such meeting. In the event that a stockholder fails to notify the Company by February 26, 2001, of an intent to be present at the Company's 2001 Annual Meeting of Stockholders in order to present a proposal for a vote, the Company will have the right to exercise its discretion and to vote against the proposal, if presented, without including any information about the proposal in its proxy materials.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, including the financial statements for the fiscal year ended December 31, 1999, which has been filed with the Securities and Exchange Commission, is included in the Annual Report accompanying this Proxy Statement.

April 14, 2000

                      ACCESS WORLDWIDE COMMUNICATIONS, INC.
             PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- MAY 19, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned, a stockholder of ACCESS WORLDWIDE COMMUNICATIONS, INC., does hereby appoint Michael Dinkins and Richard Lyew, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote at the Annual Meeting of Stockholders to be held May 19, 2000, at 10:00 a.m., local time, or at any adjournments thereof, upon such matters as may properly come before the Meeting.

                (Continued and to be Completed on Reverse Side.)
                         Please date, sign and mail your
                      proxy card back as soon as possible!

{X}  PLEASE  MARK  YOUR  VOTES AS IN
       THIS EXAMPLE                                                    Withhold
Election of Directors                               For               Authority

         CLASS I
         -------
                  Peter D. Bewley                    { }                  { }
                  Lee H. Edelstein                   { }                  { }

         CLASS II
         --------
                  Randall J. Lewis                   { }                  { }
                  Shawkat Raslan                     { }                  { }

         CLASS III
         ---------
                  Michael Dinkins                    { }                  { }
                  Liam S. Donohue                    { }                  { }

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

--------------------------------------------------------------------------------

2. Ratification of appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2000.

FOR              AGAINST           ABSTAIN
{ }                { }               { }

3. Approve the Amendment to the Restated Certificate of Incorporation to provide for the classification of the Board of Directors and related matters.

    FOR         AGAINST         ABSTAIN
    { }           { }             { }

4. Approve the Amendment to the Restated Certificate of Incorporation to provide that directors may be removed only for cause and only by the affirmative vote of the holders of eighty percent of the outstanding stock of the Company.

    FOR         AGAINST         ABSTAIN
    { }           { }             { }

5. Approve the Amendment to the Restated Certificate of Incorporation to eliminate stockholder action by written consent.

    FOR         AGAINST         ABSTAIN
    { }           { }             { }

The Board of Directors favors a vote "FOR" each item.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED. IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Stockholder(s) Sign Here                           (L.S.)             Dated

                        -----------------      ---------------      ----------
                        -----------------      ---------------      ----------
                        Signature if held jointly

NOTE: Please sign exactly as your name appears on this proxy. If your stock is jointly owned, both parties must sign. Fiduciaries and representatives should so indicate when signing, and when more than one is named, a majority should sign.